As filed with the Securities and Exchange Commission on June 15, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Professional Diversity Network, Inc.

(Exact name of registrant as specified in its charter)

Delaware	80-0900177
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

55 East Monroe Street, Suite 2120 Chicago, Illinois	60603
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated Professional Diversity Network, Inc. 2013 Equity Compensation Plan

(Full title of the plan)

Xin (Adam) He

Chief Executive Officer

55 East Monroe Street, Suite 2120

Chicago, Illinois 60603

(Name and address of agent for service)

(312) 614-0950

(Telephone number, including area code, of agent for service)

With Copy to:

Locke Lord LLP

111 South Wacker Drive, Suite 4100

Chicago, Illinois 60606

(312) 443-0700

Attention: Charles Wu

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☐	Large accelerated filer	☒	Non-accelerated filer	☐	Emerging growth company

☐	Accelerated filer	☒	Smaller reporting company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐.

EXPLANATORY NOTE

Registration of Additional Securities

This Registration Statement on Form S-8 is being filed for purposes of registering an additional 425,473 shares of common stock, $0.01 par value (the “Common Stock”) of Professional Diversity Network, Inc. (the “Company”), that may be issued pursuant to the Amended and Restated Professional Diversity Network, Inc. 2013 Equity Compensation Plan (as amended and restated, the “2013 Plan”). These additional shares are authorized for issuance under the 2013 Plan as a result of amendments to the 2013 Plan that were approved by the Company’s shareholders on June 26, 2017, November 8, 2018 and June 14, 2021. The shares registered hereunder exclude 849,527 shares of Common Stock previously issued under the 2013 Plan to directors, officers, and certain employees of the Company in transactions exempt from the registration requirements of the Securities Act of 1933, as amended. In accordance with applicable guidance of the Securities and Exchange Commission (the “Commission”), the number of shares registered hereunder includes shares underlying outstanding but unexercised stock options granted under the 2013 Plan.

In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statements on Form S-8 filed by the Company with the Commission on March 31, 2015 (File No. 333-203156) and May 16, 2016 (File No. 333-211382) are incorporated by reference into this Registration Statement except to the extent amended or updated hereby.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Company with the SEC are incorporated herein by reference into this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 31, 2022 and the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2022 filed with the SEC on May 16, 2022;

2.	The Company’s Current Reports on Form 8-K filed with the SEC on January 31, 2022, March 31, 2022, April 4, 2022, May 16, 2022, May 27, 2022, June 6, 2022 and June 9, 2022; and

3.	The description of the Company’s Common Stock, contained in Exhibit 4.2 to the Company’s Registration Statement on Form S-3 filed with the SEC on October 18, 2021 (File No. 333-260316).

All other reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents; provided that, the Company is not incorporating any documents or information that is deemed furnished and not filed in accordance with the rules and regulations promulgated by the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits

4.1		Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-3 (File No. 333-260316) filed with the SEC on October 18, 2021).
4.2		Second Amended and Restated Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2016).
4.3		Certificate representing shares of common stock of the Company (incorporated by reference to Exhibit 4.1 of Amendment No. 12 to the Company’s Registration Statement on Form S-1 (File No. 333-181594) filed with the SEC on February 28, 2013).
5.1*	-	Opinion of Locke Lord LLP
23.1*	-	Consent of Locke Lord LLP (included in Exhibit 5.1).
23.2*	-	Consent of Ciro E. Adams, CPA, LLC, independent registered public accounting firm
24.1*	-	Powers of Attorney (contained on signature page hereto).
99.1+		Amended and Restated Professional Diversity Network, Inc. 2013 Equity Compensation Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 30, 2021).
107*		Filing Fee Table

*	Filed herewith.

+	Indicates management contract or compensatory plan, contract or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, on June 15, 2022.

Professional Diversity Network, Inc.

By:	/s/ Xin (Adam) He
Name:	Xin (Adam) He
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Xin (Adam) He and Larry S. Aichler, or either of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Xin (Adam) He	Chief Executive Officer	June 15, 2022
Xin (Adam) He	(Principal Executive Officer)

/s/ Larry S. Aichler	Chief Financial Officer	June 15, 2022
Larry S. Aichler	(Principal Financial Officer and Principal Accounting Officer)

/s/ Hao Zhang	Chair of Board and Director	June 15, 2022
Hao Zhang

/s/ Courtney C. Shea	Director	June 15, 2022
Courtney C. Shea

/s/ Grace Reyes	Director	June 15, 2022
Grace Reyes

/s/ Michael Belsky	Director	June 15, 2022
Michael Belsky

/s/ Scott Liu	Director	June 15, 2022
Scott Liu

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